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                                                                Exhibit 4.7



                            STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement (this "Agreement"), dated as of October _____, 1995, among Drilex Holdings Corp., a Delaware corporation (the "Corporation"), ENSCO Technology Company, a Delaware corporation ("ETC") and any Permitted Assigns (as defined below) that subsequently become signatories to this Agreement (referred to herein individually as a "Stockholder" and collectively as the "Stockholders").

                              W I T N E S  E T H:

     WHEREAS, the Corporation, Drilex Systems, Inc., ENSCO International Incorporated ("ENSCO") and the Stockholder have entered into an Asset Purchase Agreement (the "Purchase Agreement") relating to the purchase by the Corporation of substantially all of the assets of the Stockholder; and

     WHEREAS, the Purchase Agreement contemplates the execution and delivery of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.   Certain Definitions.  As used in this Agreement:

     (i) The term "Acquisition Proposal" means a bona fide written proposal to a Stockholder for the acquisition of Shares (as defined below) by the person or entity making such proposal.

     (ii) The term "Affiliate" of any person shall mean an entity or other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

     (iii) The term "Board" means the Board of Directors of the Corporation and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

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          (iv) The term "Common Stock Equivalents" means, at any time, rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, which, at such time, are exercisable for or convertible or exchangeable into, directly or indirectly, shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation, such Common Stock Equivalents being measured for purposes of this Agreement by the number of shares of Common Stock that the holder is entitled to acquire pursuant to the terms thereof at the time in question.

     (v) The term "Disposition" shall mean any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Shares (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Shares (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Shares whether voluntary or involuntary, including, without limitation, (a) as a part of any dissolution or liquidation of a Stockholder's or Stockholders' assets or (b) as a part of any reorganization of a Stockholder pursuant to the United States or other bankruptcy law or other similar debtor relief laws; provided, however, that the participation by a Stockholder in a proposed underwritten public offering of Common Stock (including the entry into an underwriting agreement, a custody agreement and other agreements ordinarily executed by selling stockholders in connection therewith), which public offering, if consummated, would constitute an Initial Public Offering (as defined below), and the consummation thereof, shall not constitute a Disposition, it being understood that, if such proposed underwritten public offering is terminated or abandoned prior to consummation or is not consummated in a manner which constitutes an Initial Public Offering, the Shares of such participating Stockholder shall remain subject to this Agreement and no Disposition thereof (whether pursuant to agreements entered into in connection with such proposed underwritten public offering or otherwise) shall be permitted hereunder without compliance with the terms of this Agreement. "Disposition" shall specifically include any direct or indirect, voluntary or involuntary transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance or any other disposition of any equity interest in a Stockholder.

     (vi) The term "Disposition Proposal" shall mean a proposal submitted to the Corporation by ETC and/or any Permitted Assign for the sale for cash of a specified number of Shares described in Paragraph 2.1.

     (vii) The term "Eligible Offerees" shall mean the Corporation or any designee thereof.

     (viii) The term "Initial Public Offering" shall mean the consummation of an underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act after the date hereof (other than any registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating

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to employee benefit plans or interests therein and any registration statement covering preferred stock or securities issued in connection with any debt or preferred stock financing of the Corporation) wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses of the offering) to the Corporation are at least $7,500,000.

     (ix) The term "New Securities" shall mean any capital stock of the Corporation whether now or hereafter authorized, and all rights, options or warrants to purchase capital stock of the Corporation, and securities or indebtedness of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock of the Corporation and any units consisting of securities or indebtedness and capital stock of the Corporation or rights, options or warrants therefor; provided, however, that the term "New Securities" shall not include shares of Common Stock reserved for issuance or issued to employees of the Corporation and its subsidiaries pursuant to the Corporation's employee benefit plans and shares of Common Stock issued as consideration for the acquisition of an equity interest in or assets of another person or entity.

     (x) The term "Preemptive Share" shall mean, in any particular instance, the proportion which the number of Shares owned by a Stockholder, including for this purpose all Common Stock Equivalents owned by such Stockholder, bears to the total number of shares of Common Stock outstanding, including for this purpose all Common Stock Equivalents owned by any stockholder.

     (xi) The term "Permitted Assign" shall mean any party to whom the Shares may be permissibly transferred pursuant to the terms of this Agreement, other than the Corporation or its affiliates, and that becomes a party to this Agreement.

     (xii) The term "Purchase Price" shall mean:

     (a) for purposes of the purchase of Shares Subject to the Offer under Paragraph 2.1, the price per share of Common Stock set forth in the Price Notice (as defined below);

     (b) for purposes of the purchase of Shares Subject to the Offer under Paragraph 2.2, the per share fair market value of the outstanding Common Stock last determined in good faith by the Board prior to the Pricing Date, or if the Board determines in good faith that the per share fair market value of the outstanding Common Stock has materially changed from the amount as last determined prior to the Pricing Date, the per share fair market value of the outstanding Common Stock of the Corporation as determined in good faith by the Board as of the most recent practicable date prior to the Pricing Date, or, if the Corporation has consummated an Initial Public Offering within the three-month period immediately preceding the Pricing Date, the per share fair market value of the Corporation as determined in good faith by the Board as of the most recent practicable date (but in no event shall such date predate the consummation of such Initial Public Offering) prior to the

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Pricing Date.  For purposes hereof, the "Pricing Date" is (as applicable) the date of the Offer (as defined in Paragraph 2.2). The Board shall have no obligation to determine the value of the Common Stock more or less often than once each year. If the transferor of the Shares shall disagree with the Purchase Price as so determined by the Board pursuant to clause (b) of the first sentence of this Paragraph 1(xii), such transferor may give written notice of such disagreement to the Corporation, and the Corporation shall promptly cause an independent third-party appraiser (who shall be satisfactory to the Corporation and such transferor) to determine the per share value of the outstanding Common Stock as of the most recent practicable date prior to the Pricing Date, and a determination by such appraiser shall be deemed the Purchase Price for such transaction and shall be final and binding on the Corporation and such transferor. Such written notice of disagreement shall contain the agreement by such transferor to pay one-half of the fees and expenses of such appraiser in connection with such appraisal. Neither the Corporation nor any officer, director, employee or agent thereof shall have any liability with respect to valuation of shares of Common Stock bought or sold at the Purchase Price, as determined pursuant to this Paragraph 1(xii), even though the Purchase Price as so determined may be more or less than actual fair market value, and shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any person as to matters which the Corporation or such director, officer, employee or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. As used in this Paragraph 1(xii), the term "per share fair market value" shall mean (i) the value of the common equity of the Corporation, taken as a whole, based on the Corporation continuing as a going concern divided by (ii) the number of shares of common equity of the Corporation outstanding.

     (xiii) The term "Required Voting Percentage" shall mean a majority of the Shares owned by the Stockholders as of the date the vote is taken.

     (xiv) The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (xv) The term "Shares" means (a) all shares of Common Stock owned by the initial Stockholder on the date hereof, and (b) all shares of Common Stock hereafter issued by the Corporation to or acquired by any Stockholder (whether or not from the Corporation), whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire, preemptive right or otherwise.

     (xvi) The term "Shares Subject to the Offer" shall mean (a) with respect to an Offer under Paragraph 2.1 as a result of a Disposition Proposal, all Shares subject to such Disposition Proposal, and no others, and (b) with respect to an event specified in

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Paragraph 2.2, all Shares owned by a Stockholder required to make an Offer under
Paragraph 2.2.

     2. Dispositions. No Stockholder shall make or permit any Disposition, directly or indirectly, through an Affiliate or otherwise (regardless of the manner in which such Stockholder initially acquired any Shares), without compliance with the provisions of this Agreement.

     2.1 Disposition Proposal. Any time and from time to time, a Stockholder may, and upon receipt of an Acquisition Proposal that it desires to accept, a Stockholder shall, deliver to the Corporation a Disposition Proposal with respect to all or a portion of its Shares requesting the Corporation or the other Eligible Offerees to make an offer to purchase such Shares. The Eligible Offerees may make an offer to purchase all (but not less than all) of the Shares Subject to the Offer within 15 days after receipt of a Disposition Proposal by delivering a notice setting forth an offer to purchase such Shares for cash and the proposed Purchase Price, which offer may be subject to obtaining adequate financing for such purchase ("Price Notice"). If the Corporation shall not have sufficient surplus to permit it lawfully to purchase the Shares Subject to the Offer at such Purchase Price, in whole or in part, the Stockholders shall promptly, upon the request of the Corporation, take such action to vote their respective shares to reduce the stated capital of the Corporation or to authorize such other steps as may be appropriate or necessary in order to enable the Corporation, if possible, lawfully to purchase all of the Shares Subject to the Offer. The Stockholder making such Disposition Proposal ("Offeror") shall have a period of 15 days from the delivery of the Price Notice to agree to sell the Shares Subject to the Offer to the Eligible Offerees.

     2.2  Bankruptcy; Transfer of Interest in Stockholder.  In the case that

     (i) any Stockholder shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (c) file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction, (d) make a general assignment for the benefit of its creditors, or
(e) become insolvent,

     (ii) if a petition is filed against a Stockholder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for such Stockholder, or for any part of such Stockholder's property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of 60 days after its entry, or

     (iii) if a Disposition described in the last sentence of Paragraph 1(v) shall occur,

such event shall be deemed an irrevocable offer (the "Offer") of such Stockholder's Shares to the Eligible Offerees, and such Stockholder shall promptly notify the Corporation of such event. The date of such Offer shall be the date such Stockholder so notifies the Corporation (or, if no such

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notice is delivered to the Corporation by such Stockholder, the Offer will be deemed to be made on the date of the Corporation's receipt of evidence, satisfactory to it, of any of the foregoing events). All Shares registered in the name of such Stockholder shall be Shares Subject to the Offer pursuant to this Paragraph 2.2.

     3.   Procedures; Price.

     3.1 Certain Effects of Offers. If the Eligible Offerees do not deliver a Price Notice for all of the Shares Subject to the Offer made under Paragraphs 2.1, or if the Stockholder desiring to make the Disposition does not accept the Purchase Price proposed by the Eligible Offerees, the Stockholder shall be permitted, subject to compliance with the other provisions of this Agreement, at any time or times within, but not after, 45 days after the expiration of the 15-day period to respond to the Price Notice, to make a Disposition of all (but not less than all) of the Shares Subject to the Offer; provided, however, that no such Disposition shall be made at a lower price or on more favorable terms than specified in the Price Notice. If the Eligible Offerees do not accept an Offer for all of the Shares Subject to the Offer made under Paragraph 2.2 within 15 days following the date of the Offer thereunder, ownership of the Shares Subject to the Offer will be transferred to, retained by or vested in the person or persons described in such paragraph. All Shares Subject to the Offer transferred in accordance with the terms of this Agreement to any third party or to any Eligible Offeree (other than the Corporation), all Shares Subject to the Offer pursuant to Paragraph 2.1 remaining unsold after such 45-day period, and all Shares Subject to the Offer under Paragraph 2.2 (unless acquired by the Corporation), shall remain subject to the terms of this Agreement.

     3.2 Acceptance; Closing. The closing of any acquisition of Shares Subject to the Offer by Eligible Offerees shall be consummated within 45 days following the Stockholder's agreement to accept the proposed Purchase Price set forth therein. In the case of all acquisitions of Shares Subject to the Offer by Eligible Offerees, such acquisitions shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed), at which time the Purchase Price (if cash, in the form of a cashier's check) shall be delivered to the transferor of the Shares Subject to the Offer or the transferor's representative, and the transferor or the transferor's representative shall deliver to the Eligible Offeree(s) purchasing such shares certificates representing all of the Shares Subject to the Offer, duly endorsed for transfer or accompanied by duly executed stock powers, and such evidence of good title to the Shares Subject to the Offer and the absence of liens, encumbrances and adverse claims with respect thereto as the Corporation reasonably requests and such other matters as are necessary for the proper transfer of the Shares Subject to the Offer to the acquiring Eligible Offeree(s) on the books of the Corporation.

     3.3 Form of Payment. The Purchase Price of all Shares Subject to the Offer pursuant to an offer made under Paragraphs 2.1 and 2.2 shall be paid in cash.

     4. Permitted Dispositions. The following Dispositions shall be permitted without compliance with the provisions of Paragraphs 2 and 3 (but only in compliance with the other provisions of this Agreement):

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     (i)  by any Stockholder to the Corporation or its Affiliates;

     (ii) by ETC to ENSCO or any subsidiary thereof; and

     (iii) a pledge by any Stockholder to a bank or other financial institution for purposes of securing a loan to such Stockholder; provided, that such bank or financial institution shall have first delivered to the Corporation its written agreement, in form and substance satisfactory to the Corporation, that upon any foreclosure or any transaction in lieu of foreclosure with respect to such Common Stock such bank or financial institution shall assume and be bound by all the terms of this Agreement;

provided, however, that as a condition to any such permitted Disposition, any person or entity (other than the Corporation) so acquiring Shares shall be required to subject the Shares acquired by such person or entity to the provisions of this Agreement, and thereafter any such person or entity shall be deemed a "Stockholder" for the purposes of this Agreement.

     5. Conditions To Transfers. As a condition to the Corporation's obligation to effect a transfer by a Stockholder (other than as a result of the participation by the Stockholder in a public offering of Common Stock registered under the Securities Act or in accordance with Rule 144 under the Securities
Act), any such transferee of Shares shall be required to become a party to this Agreement, and shall have all the rights and obligations of a Stockholder hereunder, by executing an Adoption Agreement in the form of Exhibit "A" attached hereto or in such other form that is satisfactory to the Corporation.

     6.   Preemptive Rights.

     6.1 Grant of Right. Upon the terms set forth herein, the Corporation hereby grants to ETC the preemptive right to purchase up to ETC's Preemptive Share of any New Securities which the Corporation may, from time to time, propose to sell or issue. This right is specific to ETC only, and may not be transferred or assigned to any other person, other than ENSCO or its subsidiaries; any attempt to effect such a transfer or assignment shall be void ab initio and shall not be recognized by the Corporation.

     6.2 Exercise of Right. In the event the Corporation proposes to undertake such an issuance or sale of New Securities, it will give each Stockholder written notice of its intention, describing the type of New Securities, and the price (or method of determination thereof) and the general terms upon which the Corporation proposes to issue or sell the same. Each Stockholder will have 30 days from the date such notice is given to give the Corporation written notice of such Stockholder's election to purchase all or any portion of the Stockholder's Preemptive Share of such New Securities for the price and upon the general terms specified in the notice; provided, however, that if the price so specified is payable other than in cash, then Stockholders who desire to exercise their preemptive rights shall pay cash, in lieu of such non-cash consideration, at the fair market value of such property as determined by the Board in good faith. Any Stockholder who does not give such notice within such 30-day period shall be deemed to have waived its preemptive rights with respect

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to such New Securities, provided that the Corporation consummates the issuance thereof within 120 days after the expiration of such 30-day period at a price equal to or higher than the price specified in the notice given to the Stockholders by the Corporation under this Section 6.

     7.   Standstill Agreement; Securities Matters.

     7.1 Standstill Agreement. At any time that the Corporation is engaged in an underwritten public offering of its securities, each Stockholder agrees that it will make no Disposition of Common Stock on any securities exchange or in the over-the-counter or any other public trading market, beginning on the effective date of the registration statement (except, in each case, as part of such registration) and continuing during such period (which shall not exceed the least period required with respect to any other security holder of the Company participating in the offering) as may be required by the managing underwriter or underwriters in the case of an underwritten public offering, but in no event more than 180 days. If a public offering giving rise to the obligations set forth under this Paragraph 7 will terminate this Agreement pursuant to the provisions of Paragraph 10(v), then the obligations in this Paragraph 7 shall survive the termination of this Agreement for 180 days after the Initial Public Offering, after which time the obligations in this Paragraph 7 shall terminate.

     7.2 Securities Laws. No Stockholder shall make any Disposition of Shares at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Shares under any such laws. The Corporation shall not be required to transfer upon its books any shares of Common Stock unless prior thereto the Corporation shall have received an opinion of counsel in form and substance satisfactory to the Corporation that such transaction is in compliance with this Paragraph 7.2; provided, however, that no such opinion shall be required with respect to a Disposition to the Corporation or its Affiliates or to ENSCO or its subsidiaries. Each Stockholder agrees that any certificates representing shares of Shares shall bear appropriate legends restricting the sale or other transfer of such Shares in accordance with applicable federal or state securities or blue sky laws and in accordance with the provisions of this Agreement. This Paragraph 7.2 shall survive termination of this Agreement for the maximum period permitted by applicable law.

     8. Endorsement of Stock Certificates. All certificates representing Shares shall be endorsed on the reverse side thereof substantially as follows:

          BY THE TERMS OF A STOCKHOLDERS' AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The foregoing legend shall be in addition to any and all other legends required by applicable law or contract to be placed on certificates representing Shares, including those referred to in Paragraph 7.

     9. Notices. In the event a notice or other document is required to be sent hereunder to the Corporation or to any Stockholder, such notice or other document, if sent by mail, shall be sent

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by registered mail, return receipt requested, to the party entitled to receive such notice or other document (i) in the case of the Corporation, to Drilex Holdings Corp., 6600 Texas Commerce Tower, Houston, Texas 77002, Attention:
President, (ii) in the case of the initial Stockholder or a permitted transferee thereof pursuant to Paragraph 4(ii), to ENSCO International Incorporated, 1445 Ross Avenue, Suite 2700, Dallas, Texas 75202-2792, Attention: C. Christopher Gaut, or (iii) in the case of any other Stockholder, at the address shown on the stock transfer records of the Corporation. Any such notice shall be effective and deemed received three days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Corporation or any Stockholder may effect a change of address for purposes of this Agreement by giving notice of such change to the Corporation, and the Corporation shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

     10.  Miscellaneous Provisions.

     (i) This Agreement shall be subject to and governed by the laws of the State of Delaware.

     (ii) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

     (iii) This Agreement shall be binding upon the Corporation, the Stockholders, any spouses of the Stockholders, and their respective heirs, executors, administrators and permitted successors and assigns.

     (iv) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Corporation and the holders of at least the Required Voting Percentage at the time of such amendment, and such instrument shall be designated on its face as an "Amendment" to this Agreement.

     (v) This Agreement shall terminate automatically upon (a) the dissolution of the Corporation, or (b) the later of (A) five years after the date hereof or
(B) the completion of the Initial Public Offering; provided, however, that Paragraph 7 of this Agreement shall survive any such termination to the extent and for the periods set forth in such Paragraph, and Paragraph 11 shall survive until Rule 144 under the Securities Act becomes available with respect to the sale of the securities of Corporation owned by the Stockholders.

     (vi) Any Stockholder who disposes of all such Stockholder's Common Stock in conformity with the terms hereof shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

     (vii) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. Each party hereto acknowledges that a remedy at law for any

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breach or attempted breach hereof will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for the obtaining of any such injunctive or other equitable relief.

     (viii) If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

     (ix) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise. This Agreement may be executed in multiple counterparts, any one of which may contain the signature of more than one party, but all of which counterparts together shall constitute one and the same instrument.

     (x) No person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     (xi) Each Stockholder, if an employee of the Corporation or any of its subsidiaries, acknowledges and agrees that neither the acquisition of Shares by such Stockholder nor the execution of this Agreement by the Corporation or such Stockholder creates any obligation whatsoever by the Corporation or any of its subsidiaries to continue such Stockholder's employment or otherwise affects the Corporation's right, which the Stockholder hereby acknowledges, to terminate such Stockholder's employment at will, with or without cause in the sole discretion of the Corporation or any of its subsidiaries which is an employer of such Stockholder.

     (xii) If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

     11.  Rights and Obligations to Participate in Stock Sales.

     11.1 In the event (a) DRLX receives a bona fide written proposal (a "DRLX Acquisition Proposal") for the purchase of all of the shares of Common Stock of the Corporation (other than pursuant to an Initial Public Offering) and (b) the Stockholders have not elected pursuant to Paragraph 11.2 to participate in such transaction to the maximum extent provided in such Section, DRLX shall promptly notify the Corporation of such fact (which notice shall include a copy of such DRLX Acquisition Proposal) and the Corporation shall send a copy of such notice (which notice shall include a copy of such DRLX Acquisition Proposal) to all of the Stockholders. If such DRLX Acquisition Proposal is acceptable to DRLX, then DRLX shall have the right and option, exercisable by notifying the Corporation within 20 business days of its receipt of the DRLX Acquisition

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Proposal (and the Corporation, in turn, shall promptly notify each of the other
Stockholders of its receipt of such notice), to require each Stockholder to sell, and upon DRLX's exercise of such option, each Stockholder shall be obligated to sell, to the purchaser pursuant to the terms of the DRLX Acquisition Proposal, all of such Stockholder's Shares. In order for the provisions of this Paragraph 11.1 to apply, a DRLX Acquisition Proposal must (1) be from a third party that is not an Affiliate of DRLX and (2) provide the same price per share and the same form of consideration (or the same right of election of consideration) to all Stockholders and to DRLX.

     11.2 If DRLX receives a DRLX Acquisition Proposal for the purchase of any of its shares of Common Stock (other than pursuant to an Initial Public Offering or a sale to an Affiliate thereof), and desires to accept such DRLX Acquisition Proposal (such desire to be evidenced in writing to the Board together with a copy of such DRLX Acquisition Proposal), the Corporation or DRLX shall notify the Stockholders of such DRLX Acquisition Proposal (the "DRLX Acquisition Proposal Notice") and furnish a copy of the DRLX Acquisition Proposal thereto, and thereafter each of the Stockholders shall have the right and option to elect, by giving written notice to the Corporation within 15 business days following receipt of the DRLX Acquisition Proposal Notice (and the Corporation or DRLX shall promptly notify the other Stockholders of each Stockholder's election pursuant to this Paragraph 11.2) to sell, pursuant to the terms of the DRLX Acquisition Proposal, a portion of such Stockholder's Shares equal to (or, at each such Stockholder's election, less than) the fraction (not to exceed 1) obtained by dividing the total number of outstanding shares of Common Stock to be sold pursuant to the DRLX Acquisition Proposal by the total number of shares of Common Stock held by DRLX, by all Stockholders electing to sell pursuant to the DRLX Acquisition Proposal and by any other stockholders of the Corporation having rights similar to the rights in this Paragraph 11.2 or otherwise having the right to participate in such transaction.

     11.3 DRLX may transfer shares of Common Stock owned by it to any of its Affiliates if the transferee agrees to be bound by the terms of this Paragraph
11. For purposes of this Paragraph 11, a "purchase" shall include any transfer, assignment or other disposition for value.

     This Agreement is executed by the Corporation and by each Stockholder to be effective as of the date first above written.

                              CORPORATION:

                              DRILEX HOLDINGS CORP.


                              By: /s/ John Forrest
                                 ------------------------------------
                                 John Forrest
                                 President


                              STOCKHOLDER:

                              ENSCO TECHNOLOGY COMPANY



                              By: /s/ C. C. Gaut
                                 ------------------------------------
                                 C. Christopher Gaut
                                 Vice President

                     SPECIAL JOINDER BY DRLX PARTNERS, L.P.
                     --------------------------------------

          DRLX Partners, L.P. hereby joins in this Agreement for the sole purpose of evidencing its agreement to be bound by the provisions set forth in Paragraph 11. The parties acknowledge and agree that DRLX Partners, L.P. is not a "Stockholder" for purposes of this Agreement.

                              DRLX Partners, L.P.

                              By: SCF Partners, L.P.

                                  By: SCF Investment Partners, Inc.,
                                      Its General Partner



                                      By: /s/ L. E. Simmons
                                         --------------------------
                                         L. E. Simmons
                                         President

                                  EXHIBIT "A"

                           ADOPTION AGREEMENT (form)


          This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Stockholders' Agreement dated as of October _____, 1995, a copy of which is attached hereto and is incorporated herein by reference (the "Stockholders' Agreement"), by the transferee ("Transferee") executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

          1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the common stock of Drilex Holdings Corp., a Delaware corporation (the "Corporation"), subject to the terms and conditions of the Stockholders' Agreement. Capitalized terms used herein without definition are defined in the Stockholders' Agreement and are used herein with the same meanings set forth therein.

          2. Agreement. Transferee (i) agrees that shares of the common stock of the Corporation, acquired by Transferee, and certain other shares of common stock and other securities that may be acquired by the Transferee in the future, shall be bound by and subject to the terms of the Stockholders' Agreement pursuant to the terms thereof and (ii) hereby adopts the Stockholders' Agreement with the same force and effect as if he were originally a party thereto.

          3. Notice. Any notice required as permitted by the Stockholders' Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

          EXECUTED AND DATED this the ______ day of ______________, 199__.

                              TRANSFEREE:


                              By:_________________________________________
                              Address:____________________________________
                              ____________________________________________


          Agreed to on behalf of the Corporation and all Stockholders.

                              DRILEX HOLDINGS CORP.
                              (For itself and as Attorney-in-Fact for the Stockholders)



                              By:________________________________________